Exhibit 99.1

Alcoa Announces Agreement to Sell Rolling Mill to Kaiser Aluminum

PITTSBURGH--(BUSINESS WIRE)--November 30, 2020--Alcoa Corporation today announced an agreement to sell its rolling mill business, held by Alcoa Warrick LLC, to Kaiser Aluminum Corporation for total consideration of approximately $670 million, which includes $587 million in cash and the assumption of $83 million in other postretirement employee benefit (OPEB) liabilities.

The sale is expected to close by the end of the first quarter of 2021, pending regulatory approval and customary closing conditions.

The rolling mill is located at Warrick Operations, an integrated aluminum manufacturing site near Evansville, Indiana. Alcoa will retain ownership of the site’s 269,000 metric ton per year aluminum smelter and its electric generating units. Alcoa will also enter into a ground lease agreement with Kaiser for property that Alcoa will continue to own at the Warrick site.

Today’s announcement is part of Alcoa’s strategy to generate between $500 million and $1 billion in cash through the sale of non-core assets and will put total cash proceeds in the target range. Earlier this year, Alcoa announced the sale of its former waste treatment business in Gum Springs, Arkansas, and received $200 million in cash with an additional $50 million that will be paid if certain post-closing conditions are satisfied.

“The sale will achieve a key target in our strategy to focus on core markets while generating additional cash,” said Alcoa President and CEO Roy Harvey. “We look forward to having Kaiser Aluminum as a valued customer at Warrick Operations, and we thank all of the employees who have contributed significantly to the site’s 60-year history of manufacturing excellence.”

As part of the transaction, Alcoa will enter into a market-based metal supply agreement with Kaiser Aluminum at closing. Alcoa will continue to operate the smelter and the power plant, which together employ approximately 660 people.

Approximately 1,170 employees at the rolling operations, which includes the casthouse, hot mill, cold mills, and coating and slitting lines, will become employees of Kaiser Aluminum once the transaction is complete. The rolling mill produces approximately 310,000 metric tons of flat rolled aluminum annually for use in packaging, including food containers, aluminum cans, and bottles.

After closing, Alcoa expects annual approximate decreases in sales of $800 million, net income (pre- and after-tax) of $45 million to $55 million, and Adjusted EBITDA of $90 million to $100 million, based on last 12-month pricing through September 2020. Alcoa expects to spend approximately $100 million for site separation and transaction costs, with approximately half being spent in 2021 and the remainder in 2022 and 2023.

Credit Suisse Securities (USA) LLC acted as exclusive financial advisor to Alcoa for this transaction and Jones Day served as legal counsel.

William Oplinger, Alcoa’s EVP and CFO, will discuss this divestiture at the previously announced virtual investor conference beginning at 10:30 a.m. EST on Tuesday, December 1, 2020, which will be available through a live audio webcast on the “Investors” section of Alcoa’s website, www.alcoa.com. As previously announced, a slide presentation, to be used in connection with the conference and investor meetings, will be also available on the “Investors” section of the Company’s website at www.alcoa.com beginning at approximately 8:00 a.m. EST on Tuesday, December 1, 2020.

About Alcoa

Alcoa (NYSE: AA) is a global industry leader in bauxite, alumina, and aluminum products, and is built on a foundation of strong values and operating excellence dating back more than 130 years to the world-changing discovery that made aluminum an affordable and vital part of modern life. Since developing the aluminum industry, and throughout our history, our talented Alcoans have followed on with breakthrough innovations and best practices that have led to efficiency, safety, sustainability, and stronger communities wherever we operate. Visit us online on www.alcoa.com, follow @Alcoa on Twitter, and on Facebook at www.facebook.com/Alcoa.

Dissemination of Company Information

Alcoa Corporation intends to make future announcements regarding company developments and financial performance through its website, www.alcoa.com, as well as through press releases, filings with the Securities and Exchange Commission, conference calls, and webcasts.

Forward-Looking Statements

This news release contains statements that relate to future events and expectations relating to the sale of Alcoa Corporation’s rolling mill business, including but not limited to Alcoa Corporation’s expectations regarding the completion and timing of the sale, types and estimates of associated costs, and financial impact of the sale, and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements by Alcoa Corporation that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa Corporation believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Alcoa Corporation’s filings with the Securities and Exchange Commission. Alcoa Corporation disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

Non-GAAP Financial Measures

The Adjusted EBITDA measure included in this release is derived from Alcoa Corporation’s consolidated financial information but is not presented in Alcoa Corporation’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), and is considered a “non-GAAP financial measure” under SEC regulations. Alcoa Corporation believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa Corporation’s operating performance and Alcoa Corporation’s ability to meet its financial obligations. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. A reconciliation to the most directly comparable GAAP financial measure is set forth below.

Reconciliation of Adjusted EBITDA to Net Income (unaudited) (in millions)

Net income attributable to Alcoa Corporation	$45 - $55
Provision for depreciation, depletion, and amortization	25
Other expenses, net	20
Adjusted EBITDA	$90 - $100

Alcoa’s Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. Adjusted EBITDA is a non-GAAP financial measure. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

Contacts

Investors
James Dwyer
412-992-5450
James.Dwyer@alcoa.com

Media
Jim Beck
412-315-2909
Jim.Beck@alcoa.com

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